EXHIBIT 3.1

ARTICLES OF INCORPORATION

OF

FARO MINING AND MILLING CORPORATION


WE, THE UNDERSIGNED natural persons of the age of twenty-one years or more, acting as incorporators of a corporation under the Utah Business Corporation Act, adopt the following Articles of Incorporation for such corporation:

ARTICLE I - NAME

The name of this corporation is Faro Mining and Milling Corporation.

ARTICLE II - DURATION

The duration of this corporation is perpetual.

ARTICLE III - PURPOSES

The purpose or purposes for which this corporation is organized are:

1. To purchase, sell, lease, receive interests in, operate and manage mining and milling properties or any types of interest therein.

2. To carry out any lawful activity permitted by the Utah Business Corporation Act.

3. To acquire by purchase, exchange, gift, bequest, subscription or otherwise, and to hold, own, mortgage, pledge, hypothecate, sell, assign, transfer, exchange or otherwise dispose of or deal in or with its own corporate securities or stock or other securities, including without limitations, any shares of stock, bonds, debentures, notes, mortgages, or other obligations, and any certificates, receipts or other instruments representing rights or interests therein or any property or assets created or issued by any person, firm, association, or corporation, or any government or subdivisions, agencies or instrumentalities thereof; to make payment therefor in any lawful manner or to issue in exchange therefor its own securities or to use its unrestricted and unreserved earned surplus for the purchase of its own shares, and to exercise as owner or holder of any securities, any and all rights, covers, and privileges in respect thereof.

4. To do each and every thing necessary, suitable or proper for the accomplishment of any of the purposes or the attainment of any one or more of the subjects herein enumerated, or which may at any time appear conducive to or expedient for protection or benefit of this corporation, and to do said acts as fully and to the same extent as natural persons might, or could do, in any part of the world as principals, agents, partners, trustees or otherwise, either alone or in conjunction with any other person, association or corporation.

5. The foregoing clauses shall be construed both as purposes and powers and shall not be held to limit or restrict in any manner the general powers of the corporation, and the enjoyment and exercise thereof, as conferred by the laws of the State of Utah; and it is the intention that the purposes and powers specified in each of the paragraphs of this Article III shall be regarded as independent purposes and powers.

ARTICLE IV - STOCK

The aggregate number of shares which this corporation shall have authority to issue is 50,000,000 shares of par value stock at $.001 per share. All stock of the corporation shall be of the same class, common, and shall have the same rights and preferences. Fully paid stock of this corporation shall not be liable to any further call or assessment.

ARTICLE V - AMENDMENT

These Articles of incorporation may be amended b the vote of two-thirds of the shares entitled to vote on each such amendment.

ARTICLE VI - SHAREHOLDER RIGHTS

1. The authorized and treasury stock of this corporation may be issued at such time, upon such terms and conditions and for such consideration as the Board of Directors shall determine. Shareholders shall not have pre-emptive rights to acquire unissued shares of the stock of this corporation.

2. At each election of Directors, every shareholder entitled to vote at such election shall have the right to accumulate his votes by giving one candidate as many votes as the number of such Directors multiplied by the number of his shares shall equal, or by distributing such votes on the same principle among any number of such candidates.

ARTICLE VII - CAPITALIZATION

This corporation will not commence business until consideration of a value of at least $1,000.00 has been received for the issuance of shares.

ARTICLE VII - INITIAL OFFICE AND AGENT

The address of this corporation's initial registered office and the name of its original registered agent at such address is:

Edward T. Wells
1220 Continental Bank Building
Salt Lake City, Utah 84101

ARTICLE IX - DIRECTORS

The number of Directors constituting the initial Board of Directors of this corporation is three. The names and addresses of persons who are to serve as Directors until the first annual meeting of stockholders are set forth in Article X.

ARTICLE X - INCORPORATORS

The name and address of each Incorporator is:

Edward T. Wells
1220 Continental Bank Building
Salt Lake City, Utah 84101

Sharlene C. Wells
3250 Coronet Drive
Salt Lake City, Utah 84117

Blair K. Carruth
3180 Coronet Drive
Salt Lake City, Utah 84117


ARTICLE XI

COMMON DIRECTORS - TRANSACTIONS BETWEEN CORPORATIONS

No contract or other transaction between this corporation and one or more of its Directors or any other corporation, firm, association or entity in which one or more of its Directors are directors or officers or are financially interested, shall be either void or voidable because of such relationship or interest, or because such Director or Directors are present at the meeting of the Board of Directors, or a committee thereof which authorities, approves or ratifies such contract or transaction, or because his or their votes are counted for such purpose if: (a) the fact of such relationship or interest is disclosed or known to the Board of Directors or committee which authorizes, approves or ratifies the contract or transaction by vote or consent sufficient for the purpose without counting the votes or consents of such interested Director; or (b) the fact of such relationship or interest is disclosed or known to the shareholders entitled to vote and they authorize, approve or ratify such contract or transaction by vote or written consent; or (c) the contract or transaction is fair and reasonable to the corporation.

Common or interested Directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or committee thereof which authorizes, approves or ratifies such contract or transaction.

ARTICLE XII - INDEMNIFICATION

1.	Indemnification. No officer or Director shall be personally - liable for any obligation of the corporation or for any duties or obligations arising out of any acts or conduct of said officer or Director performed for or on behalf of the corporation.
The corporation shall and does hereby indemnify and hold harmless each person and his or her heirs and administrators who shall serve at any time hereafter as Director or officer of the corporation from and against any and all claims, judgments and liabilities to which such persons shall become subject by reason of his or her having heretofore or hereafter been a Director or officer of the corporation, or by reason of any action alleged to have been heretofore or hereafter taken or omitted to have been taken by him or her as such director or officer, and shall reimburse each such person for all legal and other expenses reasonably incurred by him or her in connection with any such claim or liability, including power to defend such person from all suits or claims as provided for under the provisions of the Utah Business Corporation Act; provided, however, that no such person shall be indemnified against, or be reimbursed for, any expense incurred in connection with any claim or liability arising out of his or her own negligence or willful misconduct. The rights accruing to any person under the foregoing provisions of this section shall not exclude any other right to which he or she may lawfully be entitled, nor shall anything herein contained restrict the right of the corporation to indemnify or reimburse such person in any proper case, even though not specifically herein provided for. The corporation, its directors, officers, employees and agents shall be fully protected in taking any action or making any payment, or in so to do in reliance upon the advice of counsel.

2.	Other Indemnification. The indemnification heroin provided shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any By-Law, agreement, vote of stock-holders or disinterested directors, or otherwise, both as to action an his or her official capacity and as to action in another capacity while holding such office, arid shall continue as to a person who has ceased to be a director officer or employee, and shall inure to the benefit of the heirs, executors and administrators of such person.

3. Insurance. The corporation may purchase and maintain insurance :n behalf of any person who is or was a Director, officer or employee of the corporation, or is or was serving at the request of the corporation as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against liability under the provisions of this section or of Section 145 of the General Corporation Law of the State of Utah.

4. Settlement by Corporation. The right of any person to be indemnified shall be subject always to the right of the corporation by its Board of Directors, in lieu of such indemnity, to settle any such claim, action, suit or proceeding at the expense of the corporation by the payment of the amount of such settlement and the costs and expenses incurred in connection therewith.

	DATED this 24th day of January 1979.

/s/ Edward T. Wells
/s/ Sharlene C. Wells
/s/ Blair K. Carruth

Sate of Utah)
County of Salt Lake)

I, Laurie K. Dalebout, a Notary Public, hereby certify that on the 24th day of January, 1979, Edward T. Wells, Sharlene C. Wells and Blair K. Carruth personally appeared before me who, being by me first duly sworn, severally declared that they are the persons who signed the foregoing document as incorporators and that the statements therein contained are true.


	DATED this 24th day of January 1979.

/s/ Laurie K. Dalebout
Notary Public residing at SLC, Utah.


My commission expires Feb 6, 1982

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